SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: February 06, 2006
                Date of Earliest Event Reported: January 31, 2006


                            NATURAL GAS SYSTEMS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)


        0-27862                                    41-1781991
 --------------------------            --------------------------------------
(Commission File Number)               (I.R.S. Employer Identification No.)


820 Gessner, Suite 1340, Houston, Texas                     77024
--------------------------------------                --------------------
(Address of Principal Executive Offices)                  (Zip Code)


                                 (713) 935-0122
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS
-----------------

Item 1.01 Entry Into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant

Item 3.02 Unregistered Sale of Equity Securities

Item 9.01 Financial Statements and Exhibits

Signatures



ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Purchase of Net Revenue Interests
---------------------------------

      On January 31, 2006, a subsidiary of Natural Gas Systems, Inc. ("NGS" or the "Company") entered into an agreement with an unrelated third party to acquire an additional net revenue interest in producing oil and gas properties located in Louisiana, for total consideration of $1.0 million. This acquisition was consummated on January 31, 2006. The Company believes that the net revenue interest acquired will be accretive to earnings and cash flow. Funds to acquire the property were provided by Prospect Energy Corporation, through an additional $1.0 million advance under the Loan Agreement, dated February 3, 2005, as amended on January 31, 2006 and as described in Item 2.03 below.

      See Item 2.03 below.


ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

      See Item 1.01 above.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Additional Draw Request in connection with Loan Agreement with Prospect Energy Corporation

      On January 31, 2006, NGS borrowed an additional $1.0 million (the "Additional Advance") under the terms of the First Amendment to the Loan Agreement (defined below) with Prospect Energy Corporation ("Prospect") to fund the purchase of a net revenue interest in producing oil and gas properties located in Louisiana (as described in Item 1.01 above).

      As previously reported in a Current Report on Form 8-K filed by NGS with the SEC on February 2, 2005, the Company entered into a senior secured loan agreement (the "Loan Agreement") with Prospect providing for borrowings by the Company of up to $4.8 million (the "Secured Loan"). All conditions to drawing on the Loan Agreement were met, and the first funding was made thereunder, on February 3, 2005. The second funding, namely an additional advance of $1.0 million on March 16, 2005, as previously reported in a Current Report on Form 8-K filed by NGS with the SEC on March 21, 2005, increased the total aggregate borrowings with Prospect to $4.0 million. Pursuant to the third funding, under the terms of the first amendment to the Loan Agreement ("First Amendment to the Loan Agreement"), dated January 31, 2006 and referenced in this Current Report on Form 8-K, the parties agreed to the Additional Advance of $1.0 million, which increased the Company's total aggregate borrowings with Prospect to $5.0 million. The Secured Loan bears interest at an annual rate equal to the greater of (a) 14% and (b) the Treasury Rate plus 9%, with interest payable in arrears on the last day of each month. The Secured Loan is due in full on February 2, 2010. The proceeds of the Secured Loan may be used solely for the acquisition and development of certain oil and gas properties, general working capital and the repayment of specified indebtedness, provided that the Company is prohibited from using any of the proceeds for exploratory drilling or the acquisition of oil and gas properties without the consent of Prospect.

      Pursuant to the terms of the Additional Advance under the First Amendment to the Loan Agreement, the Company was required to issue Prospect five-year warrants to purchase up to 150,000 shares of NGS common stock at an exercise price of $1.4495 per share, and "revocable warrants" to purchase up to an additional 100,000 shares of common stock at an exercise price of $1.4495 per share. The revocable warrants are subject to cancellation by the Company prior to their exercise if the Company meets and maintains certain operating cash flow targets.

      The shares of common stock issuable upon exercise of the warrants held by Prospect are subject to a registration rights agreement, pursuant to which the Company has agreed to register sales by Prospect and its transferees of such shares under the Securities Act of 1933, as amended. Subject to limitations specified in this agreement, these registration rights include an unlimited number of piggyback registration rights that require NGS to register sales of a holder's shares when NGS undertakes a public offering.

      NGS issued and sold the foregoing securities pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) and Section 4(6) of the Securities Act of 1933, as amended.

      The Secured Loan is secured by a Mortgage, Collateral Assignment, Security Agreement and Financing Statement executed by a wholly owned subsidiary of NGS , granting Prospect a first-priority security interest in substantially all of the subsidiaries' assets, as well as by pledges of the stock of NGS's direct and indirect subsidiaries. The Secured Loan is also guaranteed by NGS's direct and indirect subsidiaries (other than NGS Technologies, Inc.).

      The Loan Agreement requires the Company to maintain a debt service reserve account based upon a percentage of outstanding borrowings. Among other conditions, the First Amendment to the Loan Agreement allows for a release to NGS of $210,000 from such reserve account until the earlier of (i) April 30, 2006, or (ii) until the Company meets certain earnings tests; thereafter the Company must maintain a debt service reserve account in accordance with the terms of the original Loan Agreement.

      Among other restrictions and subject to certain exceptions, the First Amendment to the Loan Agreement and the Loan Agreement prohibit the Company and each of its restricted subsidiaries from creating liens, entering into certain types of mergers or consolidations, incurring additional indebtedness, changing the character of its business, or engaging in certain types of transactions. The First Amendment to the Loan Agreement and the Loan Agreement also require NGS to maintain specified financial ratios. In order to satisfy certain of these ratios, the Company will need to significantly increase its earnings before cash interest, taxes depreciation and amortization compared to the three month period ending September 30, 2005.

      The First Amendment to the Loan Agreement and the Loan Agreement also provide that the Company will be in default under the Secured Loan if Robert Herlin shall cease for any reason to be actively employed full time as President of NGS, unless NGS replaces Mr. Herlin within 90 days following such event, and his replacement is reasonably satisfactory to Prospect.

      The foregoing descriptions are partially qualified and extended by the Exhibits referenced in the Company's Current Reports on Form 8-K filed with the SEC on March 21, 2005 and February 8, 2005, incorporated herein by reference.


ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

      See Item 2.03 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      Financial statements specified in Rule 3-05(b) of Regulation S-X are not required pursuant to this transaction.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NATURAL GAS SYSTEMS, INC.


Date:  February 6, 2006             By:  /s/ Robert Herlin
                                         --------------------------------------
                                         Robert Herlin, Chief Executive Officer